Exhibit 4.2

Execution Copy

OWENS & MINOR, INC.,

6.35% Senior Notes due 2016

INDENTURE

DATED AS OF APRIL 7, 2006

SUNTRUST BANK,

as Trustee

CROSS REFERENCE TABLE(1)

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318, INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED:

TIA Section	Indenture Section
310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A.(2)
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08, 6.09, 6.10
(c)	N.A.
311(a)	6.13
(b)	6.13
(c)	N.A.
312(a)	7.01, 7.02
(b)	7.02
(c)	7.02
313(a)	7.03
(b)	7.03
(c)	1.07, 7.03
(d)	7.03
314(a)	1.03, 7.04, 10.04
(b)	N.A.
(c)(1)	1.03
(c)(2)	1.03
(c)(3)	N.A.
(d)	N.A.
(e)	1.03
(f)	N.A.
315(a)	6.01, 6.03
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
316(a) (last sentence)	1.01
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.05
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318	1.08

(1)	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
(2)	N.A. means “not applicable.”

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

THIS INDENTURE, dated as of April 7, 2006, is among Owens & Minor, Inc., a Virginia corporation (the “Company”); Owens & Minor Medical, Inc., a Virginia corporation; Owens & Minor Distribution, Inc., a Virginia corporation; Access Diabetic Supply, LLC, a Florida limited liability company, and Owens & Minor Healthcare Supply, Inc., a Virginia corporation (collectively, the “Guarantors”); and SunTrust Bank, a Georgia banking corporation, as trustee (the “Trustee”).

The Company, the Guarantors and the Trustee hereby agree as follows for the equal and ratable benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. RULES OF CONSTRUCTION.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such United States accounting principles as are generally accepted at the date of such computation;

(4) “or” is not exclusive;

(5) “including” means including, without limitation; and

(6) the words “herein,” “hereof,” and “hereunder” and others of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

SECTION 1.02. DEFINITIONS.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Securities” means 6.35% Senior Notes due 2016 of the Company issued in compliance with and under this Indenture after the Issue Date and, except as noted in Section 3.12, having identical terms to the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, the location of the Corporate Trust Office, the Place of Payment or other particular location referred to in this Indenture or in the Securities are authorized or obligated by law or executive order to close.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity (other than a partnership or limited liability company), any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than in a transaction that complies with Section 8.01); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares; or (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Change of Control Offer” shall have the meaning set forth in Section 10.07.

“Change of Control Payment” shall have the meaning set forth in Section 10.07.

“Change of Control Payment Date” shall have the meaning set forth in Section 10.07.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and by its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Consolidated Net Worth” means, the shareholders’ equity of the Company and its consolidated Subsidiaries, as shown on the consolidated balance sheet in the Company’s latest quarterly or annual report filed with the Commission, prepared in accordance with GAAP.

“Corporate Trust Office” means the corporate trust office of the Trustee, which, at the time of the execution of this Indenture is located at 919 East Main Street, Richmond, Virginia 23219.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 4, 2004, by and among Owens & Minor Distribution, Inc. and Owens & Minor Medical, Inc., as Borrowers, the Company and certain of its Subsidiaries as Guarantors, the banks identified therein, Wachovia Bank, National Association and SunTrust Bank, as Syndication Agents, and Bank of America, N.A., as Administrative Agent, as amended from time to time.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, or capital markets financings, in each case with banks, investment banks, other institutional lenders or investors or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 3.07.

“Defeasance” shall have the meaning specified in Section 12.02.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, DTC or another clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities and if at any time there is more than one such person, “Depositary” as used with respect to the Securities shall mean the Depositary with respect to the Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means the Depository Trust Company, its nominee and their respective successors and assigns.

“Event of Default” shall have the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” has the meaning specified in Section 1.05.

“Fitch” means Fitch Ratings and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Security” means a Security that evidences all or part of the Securities that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and that bears the legend set forth in Section 2.04.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligation” shall have the meaning specified in Section 13.01.

“Guarantor” means any Subsidiary that has outstanding, incurs or guarantees Specified Indebtedness; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the provisions of this Indenture, such Subsidiary shall cease to be a Guarantor.

“Headquarters Facility” means the Company’s principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means indebtedness for borrowed money from third Persons.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Initial Securities” means the $200,000,000 aggregate principal amount of 6.35% Senior Notes due 2016 issued by the Company on the Issue Date.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P and by Fitch.

“Issue Date” means the date the Securities are first issued under the Indenture.

“Legal Holiday” shall have the meaning set forth in Section 1.14.

“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investor Services, Inc., and its successors.

“Notice of Default” shall have the meaning set forth in Section 5.01.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate signed in the name of the Company by its Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer,

its President or a Vice President, and by its Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and who may be an employee of, or counsel to, the Company or the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 12.02; and

(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens on property created at the time of acquisition of such property or within six months after such time to secure all or a part of the cost of acquiring, constructing or improving all or any part of such property or to secure debt incurred no later than six months after the time of acquisition or the date of completion of construction or improvement or the date of commencement of full operations to provide funds for the reimbursement of funds expended for the foregoing purposes;

(3) Liens existing on any property of a corporation or other entity at the time it became or becomes a Subsidiary of the Company (provided that the Lien has not been created or assumed in contemplation of such Person becoming a Subsidiary of the Company);

(4) Liens securing Indebtedness owing by a Subsidiary to the Company or to one or more of its Subsidiaries;

(5) rights of set–off over deposits of the Company or a Subsidiary held by financial institutions;

(6) Liens in favor of any governmental authority of any jurisdiction securing the obligation of the Company or any of its Subsidiaries pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

(7) any extension, renewal, substitution or replacement of the foregoing, provided that the principal amount is not increased and that such Lien is not extended to other property except for the amount of any premium required to be paid in connection with such extension, renewal, substitution or replacement pursuant to the terms of the Indebtedness extended, renewed, substituted or replaced or the amount of any premium reasonably determined by the Company as necessary to accomplish such extension, renewal, substitution or replacement by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Subsidiary incurred in connection with such extension, renewal, substitution or replacement; and

(8) Liens in favor of the Trustee as provided for in this Indenture on money or property held in its capacity as Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities, means the place or places where, subject to the provisions of Section 10.02, the principal of and any interest or premium on the Securities are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Property” means all real and tangible property owned or leased by the Company or any Subsidiary.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if S&P, Moody’s or Fitch or all three shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for S&P, Moody’s or Fitch, or all three, as the case may be.

“Rating Event Date” shall have the meaning specified in Section 10.08.

“Redemption Date” or “redemption date,” when used with respect to any Security to be redeemed in whole or in part, shall mean the date specified for such redemption in accordance with the terms of such Security and this Indenture.

“Redemption Price” or “redemption price,” when used with respect to any Security to be redeemed in whole or in part, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Reference Treasury Dealer” means each of (1) Lehman Brothers Inc. and its affiliates which are primary U.S. Government securities dealers in the United States (a “Primary Treasury Dealer”), and their respective successors and (2) four other Primary Treasury Dealers; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities means the date specified for that purpose.

“Responsible Officer” means any corporate trust officer located at the Corporate Trust Office of the Trustee including any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who is responsible for the administration of this Indenture.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means the sale or transfer by the Company or any Subsidiary of any property to a Person and the taking back by the Company or any Subsidiary, as the case may be, of a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities” mean the Initial Securities and any Additional Securities issued under this Indenture.

“Securityholder” or “Holder” means a Person in whose name a Security is registered in the Security Register.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest on the Securities means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Indebtedness” means (i) any Indebtedness under the Credit Agreement and (ii) any Indebtedness incurred under Credit Facilities that refinance such Indebtedness.

“Stated Maturity,” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which an amount equal to the principal of such security or an installment of principal thereof or interest thereon is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means any Guarantee by a Guarantor of the Guaranteed Obligations pursuant to the provisions of this Indenture.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” or “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those Securities with respect to which it is serving as Trustee.

“U.S. Government Obligation” has the meaning specified in Section 12.04.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

SECTION 1.03. COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (1) such certificates and opinions as may be required under the Trust Indenture Act and (2) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, provided for in this Indenture, relating to the proposed action have been complied with. Each certificate or opinion required under the Trust Indenture Act shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each Person signing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05. ACTS OF HOLDERS; RECORD DATES.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee and the Company, if made in the same manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Sections 1.06 and 1.07.

The Trustee may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving and making of (a) any Notice of Default, (b) any declaration of acceleration referred to in Section 5.02, (c) any request to institute proceedings referred to in Section 5.07(2), (d) any direction referred to in Section 5.12 or (e) any waiver of past defaults referred to in Section 5.13, in each case with respect to Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Sections 1.06 and 1.07.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.07, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 90th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.06. NOTICES TO TRUSTEE AND COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, Mail Code HDQ 5310, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above; and

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

SECTION 1.07. NOTICE TO HOLDERS; WAIVER.

Any notice or communication given to a Holder of Securities shall be mailed to such Securityholder at the Securityholder’s address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders of Securities, it shall mail a copy to the Trustee and each Security Registrar, co-registrar or Paying Agent, as the case may be, with respect to the Securities.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

SECTION 1.08. CONFLICT WITH TRUST INDENTURE ACT.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA which is required under the TIA to be a part of and govern this Indenture, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10. SUCCESSORS AND ASSIGNS.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11. SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12. BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Authenticating Agent and any Security Registrar and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13. GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 1.14. LEGAL HOLIDAYS.

A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal or premium, if any, need not be made at such Place of Payment, or such other action need not be taken, on such date, but the payment or action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment or place for giving notice with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and no interest, if any, shall accrue for the intervening period.

SECTION 1.15. NO RECOURSE AGAINST OTHERS.

No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01. FORMS AND DATING.

The Securities and the Trustee’s certificate of authentication shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend and the “Exchanges in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend and without the “Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such aggregate principal amount of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Depositary or the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 hereof.

SECTION 2.02. [INTENTIONALLY OMITTED].

SECTION 2.03. [INTENTIONALLY OMITTED].

SECTION 2.04. FORM OF LEGEND FOR GLOBAL SECURITIES.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF              OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO              OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,             ., HAS AN INTEREST HEREIN.

ARTICLE THREE

THE SECURITIES

SECTION 3.01. AMOUNT UNLIMITED

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture shall be unlimited.

SECTION 3.02. DENOMINATIONS.

The Securities shall be issuable in denominations of $2,000 and integral multiples of $1,000 thereof.

SECTION 3.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, one of its Vice Presidents, its Chief Financial Officer or its Treasurer. The signature of any such officer on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver, (i) on the Issue Date, the Initial Securities in an aggregate principal amount of $200.0 million of Initial Securities and, (ii) subject to the provisions of Section 3.12, at any time and from time to time thereafter, Additional Securities in an aggregate principal amount specified in such Company Order. Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Each Depositary designated for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04. TEMPORARY SECURITIES.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities as shall be specified therein.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities of upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security) the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such tenor.

Any temporary Global Security and any permanent Global Security shall, unless otherwise provided therein, be delivered to DTC.

SECTION 3.05. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at an office in New York City designated by the Trustee, a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. In the event that the Trustee shall cease to be the Security Registrar, it shall have the right to examine the Security Registrar at all reasonable times.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02 for such purpose in a Place of Payment,

the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like Stated Maturity and aggregate principal amount and tenor.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like Stated Maturity and aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Company may but shall not be required (a) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision of this Section or Sections 3.03 and 3.04, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary for such Securities to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary.

(3) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (a) such Depositary has notified the Company that it is unwilling, unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act and the Company has not appointed a successor within 90 days after such notification, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, subject to such Depositary’s procedures, or (c) there shall have occurred and be continuing an Event of Default with respect to such Global Security.

(4) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(5) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06, or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.06. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of principal amount and of a like Stated Maturity, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in Cash for the Securities equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08. PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.05 and Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held directly or indirectly on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Guarantors, the Trustee, and any agent of the Company, the Guarantors or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. None of the Company, the Guarantors, the

Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Guarantors, the Trustee, or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests in the Securities, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of any Security.

SECTION 3.09. CANCELLATION.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and all Securities so delivered shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered to the Trustee shall be promptly canceled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid for or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver a certificate of such disposition to the Company upon receipt of a request therefor.

SECTION 3.10. COMPUTATION OF INTEREST.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11. CUSIP AND ISIN NUMBERS.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers or both numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” or “ISIN” numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 3.12. ISSUANCE OF ADDITIONAL SECURITIES.

The Company shall be entitled to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price, and first payment of interest.

With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number and corresponding ISIN of such Additional Securities.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01. SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon receipt of a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either

(a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee, as trust funds in trust for the purpose, Cash, U.S. Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company relating to the Securities;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(4) the Company has deposited irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Securities at Maturity or the Redemption Date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 6.07 and 12.05, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if Cash, U.S. Government Obligations, or a combination thereof, shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02. APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with, or received by, the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 5.01. EVENTS OF DEFAULT.

“Event of Default,” wherever used herein with respect to the Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) Default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such Default for a period of 30 days;

(2) Default in the payment of principal of or any premium on any Security at its Maturity;

(3) failure by the Company or any Guarantor to comply with its obligations under Article Eight;

(4) Default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor in this Indenture or the Securities (other than a covenant or warranty whose performance or breach is elsewhere in this Section specifically dealt with), and continuance of such Default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(5) the Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), other than Indebtedness owed to the Company or a Significant Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (“payment default”); or

(b) results in the cross-acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(6) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case or proceeding;

(b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(c) consents to the appointment of a Custodian of it or for any substantial part of its property;

(d) makes a general assignment for the benefit of its creditors;

(e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(f) takes any corporate action to authorize or effect any of the foregoing; or

(g) takes any comparable action under any foreign laws relating to insolvency; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief in an involuntary case against the Company or a Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(b) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary; or

(c) orders the winding up or liquidation of the Company or a Significant Subsidiary; and

in each case the order, decree or relief remains unstayed and in effect for 60 days; or

(8) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor or Person acting by or on behalf of such Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee.

SECTION 5.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default with respect to the Securities at the time Outstanding (other than an Event of Default specified in Section 5.01(6) or 5.01(7) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities by notice to the Company and the Trustee, may declare the principal amount of all the Securities to be immediately due and payable. Upon such a declaration, such principal (or portion thereof) together with accrued interest and all other amounts owing hereunder, shall be due and payable immediately. If an Event of Default specified in Section 5.01(6) or 5.01(7) occurs, the principal amount (or portion thereof) and accrued interest of all the Securities then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

At any time after such a declaration of acceleration with respect to Outstanding Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee in Cash a sum sufficient to pay:

(a) all overdue interest on all Securities,

(b) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

The Trustee shall have no obligations or liability for failure to act in connection with any Event of Default not actually known to a Responsible Officer.

SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if:

(1) Default is made in the payment of any interest on any Security when such interest becomes due and payable and such Default continues for a period of 30 days, or

(2) Default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such right, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company, the Guarantors or any other obligor upon the Securities, or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities, of principal and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06. APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid for principal of or any premium and interest on the Securities in respect of which or for the benefit of which such money had been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and any premium and interest, respectively; and

Third: The balance, if any, to the Company.

SECTION 5.07. LIMITATION ON SUITS.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of the Securities.

SECTION 5.08. RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the principal of and (subject to Section 3.07) interest and premium, if any, on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 5.09. RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. CONTROL BY HOLDERS.

The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) the Trustee need not take any action which might involve it in personal liability.

SECTION 5.13. WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder with respect to the Securities and its consequences, except a Default:

(1) in the payment of the principal of or any premium or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or 5.08 or a suit by Holders of more than l0% in aggregate principal amount of the Outstanding Securities.

SECTION 5.15. STAY, EXTENSION AND USURY LAWS.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01. CERTAIN DUTIES AND RESPONSIBILITIES.

The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act.

(a) Except during the continuance of an Event of Default with respect to the Securities,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b) In case an Event of Default with respect to the Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (when serving in such capacity or in the capacity of Paying Agent, Security Registrar, or any other capacity under this Indenture) shall be subject to the provisions of this Section.

SECTION 6.02. NOTICE OF DEFAULTS.

Within 90 days after the occurrence of any Default or Event of Default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to a Responsible Officer of the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.03. CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 6.01:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee (when serving in such capacity or in the capacity of Paying Agent, Security Registrar or any other capacity under this Indenture), and each officer, director and employee of the Trustee and any agent, custodian and other Person employed by the Trustee to act hereunder;

(10) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) the permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as a duty or obligation; and

(12) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

SECTION 6.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05. MAY HOLD SECURITIES.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. MONEY HELD IN TRUST.

Money held by the Trustee for the Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07. COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as shall be agreed upon in writing by the Trustee and the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel); and

The Company and the Guarantors shall indemnify, defend and hold the Trustee and any predecessor Trustee (and their officers, directors, employees and agents) harmless for and against, any and all loss, liability, damages, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not reimburse any expense, disbursement or advance, and the Company and the Guarantors need not indemnify, defend or hold the Trustee or predecessor Trustee (or their officers, directors, employees or agents) harmless for and against any loss, liability, damages, claims or expenses incurred by the Trustee, to the extent such expense, disbursement, advance, loss, liability, damages, claims or expenses was proven to have been caused by the Trustee’s negligence or bad faith.

The foregoing provisions shall be applicable to the Trustee when serving in its capacity as Trustee and when serving as Paying Agent, Security Registrar or in any other capacity under this Indenture.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6) or 5.01(7), such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

This section shall survive the discharge of the Indenture and the resignation or removal of the Trustee.

SECTION 6.08. CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be subject to disqualification if the Company has sustained the burden of proving, upon application to the Commission and after opportunity for hearing thereon, that the conflicting interest in question is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting hereunder.

SECTION 6.09. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person files reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Company Order may remove the Trustee, or (b) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If an instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities, the Company, by a Company Order, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall have not been appointed by the Company pursuant to Section 6.10, then a successor Trustee may be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

SECTION 6.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due and owing to the retiring Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and the successor Trustee shall execute and deliver an indenture supplemental hereto wherein the successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Trustee all the rights, powers, trusts and duties of the retiring Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nonetheless to its liens, if any, provided for in Section 6.07.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authentication Agent, any successor by merger, conversion or consolidation to such authenticating Trustee or Authentication Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authentication Agent had itself authenticated such Securities.

SECTION 6.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

SECTION 6.14. APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities remain Outstanding, the Trustee, with the concurrence of the Company, may appoint an Authenticating Agent which shall be authorized to act on behalf of the Trustee to authenticate the Securities issued upon original issue, and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such Authenticating Agent files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment in the manner provided in Section 1.07 to all Holders of Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to the Securities is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities designated herein referred to in the within-mentioned Indenture.

[Name of Trustee],
As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

If the Trustee is not acting as Security Registrar for the Securities and to the extent otherwise required by the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee in writing:

(1) at least five Business Days before each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Securities as of such dates, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03. REPORTS BY TRUSTEE.

The Trustee shall transmit to Holders within 60 days of May 15 of each year such reports concerning the Trustee and its actions under this Indenture as may be required and in the manner specified in the Trust Indenture Act with respect to the 12-month period ending on May 15 of such year.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.04. REPORTS BY COMPANY.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the information, documents and other reports, and such summaries thereof, which may be required pursuant to Section 13 of the Exchange Act in respect of which a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company will be deemed to have furnished such reports to Holders of Securities if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available via EDGAR.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 8.01. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not merge or consolidate with or into another other Person and shall not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless:

(1) the surviving, continuing or successor corporation (if other than the Company) or the Person that acquires all or substantially all of its assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all its obligations under the Securities and this Indenture or assumes such obligations as a matter of law;

(2) immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no Default or Event of Default under this Indenture; and

(3) the Company delivers or causes to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, lease or conveyance complies with this Indenture.

SECTION 8.02. SUCCESSOR SUBSTITUTED.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter except in the case of a lease of all or substantially all of its properties and assets, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, when requested by or pursuant to a Company Request, at any time and from time to time, may amend this Indenture or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities; or

(2) to add a Subsidiary as a Guarantor of the Securities; or

(3) to add to the covenants of the Company and the Subsidiaries, as applicable, for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

(4) to add any additional Events of Default for the benefit of the Holders of the Securities; or

(5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(6) to secure the Securities pursuant to the requirements of Section 10.09 or otherwise; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(8) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (8) shall not adversely affect the interests of the Holders of Securities in any material respect.

After an amendment or supplement under this Section becomes effective, the Company shall mail to the Securityholders affected thereby a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the

Company, when authorized by a Board Resolution and the Trustee, when requested by a Company Request, may enter into an indenture or indentures supplemental hereto or amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and, subject to Section 5.13, any past default or compliance with any provisions of this Indenture may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or any repayment date); or

(2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(3) change the relative seniority or ranking of the Security; or

(4) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with Sections 5.13 or 13.03; or

(5) modify any of the provisions of this Section, Section 5.13 or Section 9.01, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 9.01, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(7).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, waiver or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section becomes effective, the Company shall mail to the Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.03. EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, privileges, protections, benefits or immunities under this Indenture or otherwise.

SECTION 9.04. EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.07. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives a written notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (5) of Section 9.02, in which case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.02.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described in Section 9.02 above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. If the Trustee sets a record date for a vote or other action to be taken by Holders of the Securities, that vote or action may be taken only by persons who are holders of Outstanding Securities on the record date and the action voted upon must be effective within 90 days following the record date.

ARTICLE TEN

COVENANTS

SECTION 10.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities in accordance with the terms of the Securities and this Indenture. In the absence of contrary provisions with respect to the Securities, interest on the Securities may, at the option of the Company, be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register; provided, however, that payments of interest will be made by wire transfer if a Holder of at least $1.0 million in principal amount of Securities has given wire transfer instructions to the Trustee at least five business days prior to the applicable Interest Payment Date. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date immediately available funds designated for and sufficient to pay such installment. The Trustee has been designated the initial Paying Agent. To the extent lawful, the Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Securities.

SECTION 10.02. MAINTENANCE OF OFFICE OR AGENCY.

As long as any of the Securities remain Outstanding, the Company will maintain in each Place of Payment for the Securities an office or agency where the Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. An office in New York City designated by the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some additional office or agency for one or more of such purposes. If at any time the Company shall fail to maintain any such required office or agency in respect of any Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities may be made and notices and demands may be made or served at the address of the Trustee set forth in Section 1.06, and the Company hereby appoints the Trustee as its agent to receive all such notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or any premium or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or any premium or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any Default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon receipt of a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, if any such money represents the principal of, premium, if any, or interest payable with respect to Securities that are in bearer form or that are registered to bearer, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, one of the signatures of which shall be that of the Company’s principal executive, financial or accounting officer, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not, to the best knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or there is an Event of Default and, if the Company shall be in Default or there is an Event of Default, specifying all such Defaults and Events of Default and the nature and status thereof.

SECTION 10.05. CORPORATE EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time), rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 10.06. PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will or will cause a Subsidiary to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with generally accepted accounting principles in the United States of America or if the Company shall determine that the failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

SECTION 10.07. OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT

(a) Upon the occurrence of a Change of Control Triggering Event, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and stating: (1) that the Change of Control Offer is being made pursuant to this Section 10.07 and that all Securities properly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (3) that any Security not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof. The Company shall comply with the requirements of Rule 14e–1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities in connection with a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.07, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10.07 by virtue of such conflict.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any; provided, that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 10.07 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under such Change of Control Offer.

SECTION 10.08. REMOVAL OF REPURCHASE OBLIGATION UPON CHANGE OF CONTROL

If on any date following the date of this Indenture:

(a) the Securities are assigned an Investment Grade Rating from all three Rating Agencies (such date being the “Rating Event Date”); and

(b) no Default or Event of Default shall have occurred and be continuing,

then beginning on that day and continuing at all times thereafter regardless of any changes in the rating of the Securities, Section 10.07 hereof will not longer be applicable to the Securities.

SECTION 10.09. LIMITATIONS ON LIENS.

The Company shall not, and shall not permit any Subsidiary to issue, incur, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, upon any Property of the Company or any Subsidiary, without in any such case making effective provision whereby the Securities shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured unless, after giving effect to such Lien, the aggregate amount of secured Indebtedness then outstanding (excluding Indebtedness secured by Permitted Liens) plus the value (as defined in Section 10.10) of all Sale and Leaseback Transactions (other than those described in paragraphs (1) and (2) of Section 10.10) then outstanding would not exceed 10% of the Company’s Consolidated Net Worth.

SECTION 10.10. RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS.

The Company will not itself, and it will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless either:

(1) the Sale and Leaseback Transaction:

(a) involves a lease for a period, including renewals, of not more than three years;

(b) involves newly constructed property, and the sale or transfer occurs within 120 days after the completion of construction of full operation thereof; provided, however, that if the Sale and Leaseback Transaction involves new construction on real property acquired by the Company more than 120 days prior to the date of the Sale and Leaseback Transaction, then such Sale and Leaseback Transaction shall be deemed a permissible Sale and Leaseback Transaction under this clause but only to the extent of the value of the newly constructed property;

(c) occurs within 120 days from the date of the acquisition of the property subject thereto;

(d) involves the Company’s Headquarters Facility; or

(e) is with the Company or one of its Subsidiaries; or

(2) the Company or any Subsidiary, within 120 days after the Sale and Leaseback Transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Company or any Subsidiary that is not subordinated to the Securities and that has a Stated Maturity of more than twelve months; or

(3) the Company or such Subsidiary would be entitled pursuant to Section 10.09 to create, incur, issue or assume Indebtedness secured by a Lien, other than a Permitted Lien, on the property without equally and ratably securing the Securities.

As used in this Section 10.10, the term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time an amount equal to the greater of (i) the net proceeds of sale of the property leased pursuant to such Sale and Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction as determined by the Board of Directors of the Company, in each case multiplied by a fraction of which the numerator is the number of full years of remaining term of the lease (without regard to renewal options) and the denominator is the full years of the full term of the lease (without regard to renewal options).

SECTION 10.11. ADDITIONAL SUBSIDIARY GUARANTEES.

Any Subsidiary of the Company which incurs, has outstanding or Guarantees any Specified Indebtedness shall, simultaneously with such incurrence or guarantee (or, if the Subsidiary has outstanding or Guarantees Specified Indebtedness at the time of its creation or acquisition, at the time of such creation or acquisition), become a Guarantor and execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s obligations under the Securities.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01. APPLICABILITY OF ARTICLE.

Securities which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article.

SECTION 11.02. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be pursuant to a Board Resolution and evidenced by a Company Order. In case of any redemption at the election of the Company of less than all of the Securities (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.03. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, pro rata or by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of a portion of the principal amount of any Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. The selection, by the Trustee, of the Securities to be redeemed shall be conclusive and binding and the Trustee shall incur no liability in connection with such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Notwithstanding anything else contained in this Section 11.03, the selection of Securities, or portions thereof, that are represented by a Global Security or that are held by or on behalf of a Depositary, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of such Depositary and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.

SECTION 11.04. NOTICE OF REDEMPTION.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall identify the Securities being redeemed (including the CUSIP or ISIN number) and state:

(1) the Redemption Date,

(2) the Redemption Price (or the method of calculation thereof if the price is not determinable as of the date of the notice of redemption),

(3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price and accrued interest, if any,

(6) the name and address of the Paying Agent,

(7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, and

(8) that no representation is made as to the accuracy or correctness of the CUSIP and/or ISIN numbers listed in such notice or printed on the Securities.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.05. DEPOSIT OF REDEMPTION PRICE.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

SECTION 11.06. SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to but not including the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07. SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

SECTION 11.08. OPTIONAL REDEMPTION.

(a) Except as set forth in clause (b) of this Section 11.08, the Securities shall not be redeemable at the Company’s option.

(b) The Company may redeem the Securities in whole or in part, at its option at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities or (2) the sum of the present values of the remaining scheduled payments or principal and interest on the Securities (exclusive of interest accrued to the redemption date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued interest thereof to the Redemption Date.

(c) Any redemption pursuant to this Section 11.08 shall be made pursuant to the provisions of Sections 11.01 through 11.07 hereof.

SECTION 11.09. MANDATORY REDEMPTION.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities. However, pursuant to Sections 10.07 hereof, under certain circumstances, the Company may be required to offer to purchase the Securities.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01. COMPANY’S RIGHT WITH RESPECT TO DEFEASANCE OR COVENANT DEFEASANCE.

The Company will have the right, at any time, to have Section 12.02 or Section 12.03 applied to any Securities and the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article. Any request under this Article shall be evidenced by a Company Order.

SECTION 12.02. DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise of its right to have this Section applied to any Securities, the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to the Securities and the Subsidiary Guarantees, respectively, as provided in this Section on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and the Subsidiary Guarantees, respectively, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 12.05 and the other sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities, the Subsidiary Guarantees and this Indenture insofar as the Securities and the Subsidiary Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any premium or interest, (b) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder including the duty of the Trustee to authenticate the Securities issued on registration of transfer or exchange and the Company’s obligation in connection therewith, and (d) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the Securities and the Subsidiary Guarantees notwithstanding the prior exercise of its option to have Section 12.03 applied to such securities.

SECTION 12.03. COVENANT DEFEASANCE.

Upon the Company’s exercise of its right to have this Section applied to any Securities and the Subsidiary Guarantees (a) the Company shall be released from its obligations under Sections 10.07, 10.09 and 10.10, and any covenants provided pursuant to Sections 9.01(3) for the benefit of the Holders of such Securities and (b) the occurrence of any event specified in Sections 5.01(4) (with respect to Sections 10.07, 10.09 and 10.10, and any such covenants provided pursuant to Sections 9.01(3)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 5.01(3) and 5.01(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 12.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of Section 12.02 or Section 12.03 to the Securities and the Subsidiary Guarantees:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide (without reinvestment), not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or Redemption Date, in accordance with the terms of this Indenture and the Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the timely payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 12.02 apply to the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (a) or (b) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 12.03 apply to any Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) Such provision would not cause any Outstanding Securities if then listed on any securities exchange, to be delisted as a result of such deposit.

(5) No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, with regard to any such event specified in Sections 5.01(6) and 5.01(7), on the later of (a) the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day) or (b) the day ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit.

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 12.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 10.03, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any Cash or U.S. Government Obligations held by it as provided in Section 12.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 12.06. REINSTATEMENT.

If the Trustee or the Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with this Article with respect to any Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released and the related Subsidiary Guarantees pursuant to Section 12.02 or 12.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities and the related Subsidiary Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all such Cash or U.S. Government Obligations held in trust pursuant to Section 12.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations so held in trust by the Trustee or the Paying Agent.

ARTICLE THIRTEEN

GUARANTEES

SECTION 13.01. GUARANTEES.

Each Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest on the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 13.03.

Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 12.02, 13.02 and 13.03, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee is a continuing Guarantee and shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (a) the unpaid principal amount of such Guaranteed Obligations, (b) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (c) all other monetary obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 13.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 13.02. LIMITATION ON LIABILITY.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 13.03. RELEASE OF SUBSIDIARY GUARANTEES.

A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 13 at such time as such Guarantor ceases to have outstanding or Guarantee any Specified Indebtedness.

SECTION 13.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture (including its Subsidiary Guarantee) pursuant to agreements reasonably satisfactory to the Trustee.

SECTION 13.05. SUCCESSORS AND ASSIGNS.

This Article 13 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 13.06. NO WAIVER.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 13 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 13 at law, in equity, by statute or otherwise.

SECTION 13.07. MODIFICATION.

No modification, amendment or waiver of any provision of this Article 13, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless in compliance with Article 9 of this Indenture, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 13.08. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS.

Each Subsidiary which is required to become a Guarantor pursuant to Section 10.11 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Article 13 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and to such other matters as the Trustee may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

OWENS & MINOR, INC.

By:	/s/ Jeffrey Kaczka
Name:	Jeffrey Kaczka
Title:	Senior Vice President and Chief Financial Officer

SUNTRUST BANK, as Trustee

By:	/s/ Patricia A. Welling
Name:	Patricia A. Welling
Title:	First Vice President

GUARANTORS:

OWENS & MINOR MEDICAL, INC.

By:	/s/ Jeffrey Kaczka
Name:	Jeffrey Kaczka
Title:	Senior Vice President and Chief Financial Officer

OWENS & MINOR DISTRIBUTION, INC.

By:	/s/ Jeffrey Kaczka
Name:	Jeffrey Kaczka
Title:	Senior Vice President and Chief Financial Officer

[Signature page – Indenture]

ACCESS DIABETIC SUPPLY, LLC

By:	/s/ Jeffrey Kaczka
Name:	Jeffrey Kaczka
Title:	Senior Vice President and Chief Financial Officer

OWENS & MINOR HEALTHCARE SUPPLY, INC.

By:	/s/ Jeffrey Kaczka
Name:	Jeffrey Kaczka
Title:	Senior Vice President and Chief Financial Officer

[Signature page – Indenture]

Exhibit A

[Insert Global Security Legend, if applicable, pursuant to the provisions of the Indenture].

OWENS & MINOR, INC.

6.35% Senior Notes due 2016

No.	CUSIP NO.
ISIN NO.
$
[as revised by “Exchanges of Interests in the Global Security,” attached hereto][1]

Owens & Minor, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of              Dollars[, or such greater or lesser amount set forth on “Exchanges of Interests in the Global Security,” attached hereto,]1 on                      and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on              and              in each year, commencing             , at the rate of          per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of 6.35% per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the          or          (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[1]	If this Security is a Global Security, include this provision.

If this is not a Global Security, payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in                     , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest will be made by wire transfer if a Holder of at least $1.0 million in principal amount of the Securities has given wire transfer instructions to the Trustee at least five business days prior to the applicable Interest Payment Date. [Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depository.]2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[2]	If this Security is a Global Security, include this provision.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

OWENS & MINOR, INC.

By:
Name:
Title:

This is one of the Securities designated herein referred to in the within-mentioned Indenture.

SUNTRUST BANK, as Trustee

By:
Authorized Signatory

(Form of Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture, dated as of April 7, 2006 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company, the Guarantors named therein and SunTrust Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is limited in aggregate principal amount to $200,000,000 but Additional Securities may be issued from time to time pursuant to the provisions of the Indenture.

The Securities are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date; provided interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer described in the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company shall mail to each Holder a notice setting forth the procedures governing such Change of Control Offer as required by the Indenture.

In the event of redemption or repurchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 10.07 of the Indenture, check the box below:

☐ Section 10.07

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 10.07 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature Guarantee Medallion Program)

EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY3

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Security Custodian

[3]	If this Security is a Global Security, include this provision.